Exhibit 21.1


                                                         Jurisdiction of
Subsidiary                                               Incorporation
- ----------                                               ----------------

Abercrombie & Fitch Holding Corporation                  Delaware

Abercrombie & Fitch Stores, Inc.                         Delaware

A&F Trademark, Inc.                                      Delaware

High Desert Factoring                                    Nevada

Abercrombie & Fitch Service Corporation                  Ohio